FOR IMMEDIATE RELEASE

Dynegy Inc. Responds to Filings from Seneca Capital

HOUSTON – October 21, 2010 – Dynegy Inc. (NYSE: DYN) today issued the following statement in response to the filings by Seneca Capital regarding the pending acquisition of Dynegy by an affiliate of The Blackstone Group L.P. (“Blackstone”) (NYSE: BX), and pursuant to which Dynegy stockholders would receive $4.50 in cash for each outstanding share of Dynegy common stock they own:

Seneca’s position is not in the best interests of Dynegy’s stockholders.  A hedge fund like Seneca may have many reasons to take a risk on a deal.  Dynegy does not know all of Seneca’s interests in this situation.  What Dynegy does know is that Seneca has not been a significant long-term holder of Dynegy stock.   In fact, Seneca’s public filings showed an ownership position of less than 1% before the Blackstone transaction was announced.  Seneca has purchased the vast majority of its position since the announcement at prices above $4.50.  Seneca’s interests are NOT aligned with those of all Dynegy stockholders.

In recommending that stockholders vote for the proposal to adopt the merger agreement with Blackstone, the Dynegy Board of Directors carefully considered a number of important factors, including that Dynegy will continue to face significant challenges and that its ability to operate could be attended by significant risks.

Since August, when the Board reached its conclusion that the risks associated with an independent strategy outweigh the potential benefits of continuing as a stand-alone company, those risks have only increased.  Commodity prices have continued to deteriorate.  Using September commodity pricing, Dynegy’s total projected negative cash flow has increased from the $1.1 billion anticipated in August to $1.6 billion over the next five years.

The analysis of numerous independent sell-side financial analysts and ratings agencies, who have a deep understanding of Dynegy’s financial condition and the power generation industry, appears to support the Dynegy Board’s conclusion that the Blackstone transaction is the best alternative available for Dynegy’s stockholders1:

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“[The] [c]urrent $4.50/sh offer appears reasonable as market outlook remains challenging for the next few years. We continue to believe Blackstone's offer price remains a reasonable deal for current shareholders, especially as natural gas pricing has maintained its downward trend.” – Daniel W. Scott, Dahlman Rose & Co., October 6, 2010

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“Based on our assessment of these public filings, Dynegy's financial profile is expected to be quite fragile, particularly during 2011 and 2012, when the company is projected to generate both negative operating cash flow and negative free cash flow due to weak operating margins and the required funding of their capital investment programs.” – Moody’s, October 1, 2010

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“DYN value is very sensitive to assumptions. Time to return to a balanced supply demand power market is one of two big drivers for our IPP NAVs (the other being nat gas prices). Our base DYN assumption is a weighted average of 6 years to reach market equilibrium resulting in a $3.25/sh NAV, ~25% below BX’s take out offer.” – Brandon Blossman, Tudor Pickering Holt, October 11, 2010

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“Since the deal was announced on August 13th, Dynegy’s short run economics have been deteriorating. The forward price of Natural Gas, which sets the price utilities and municipalities pay for power, has dropped 9% since the deal was announced, and 21% from management’s expectations at the 2011 end of the curve.”  – Stephen Grahling, Jefferies & Co., October 5, 2010

In addition, while evaluating Dynegy’s alternatives, the Dynegy Board decided not to pursue an asset sale on a stand-alone basis, including the sale of the four natural gas-fired assets proposed to be sold to NRG Energy, Inc. concurrently with the closing of the Blackstone transaction, for several reasons.  These reasons include the fact that such an asset sale is not permitted under Dynegy’s existing $1.9 billion credit facility and, if undertaken, would result in the loss of that facility, exacerbating Dynegy’s liquidity challenges.  If Dynegy did the NRG asset sale itself, Dynegy would face a total projected negative cash flow substantially in excess of $1.5 billion over the next five years.

In summary, Dynegy believes Blackstone’s cash offer of $4.50 per share provides Dynegy stockholders with full, fair and immediate value and is in the best interest of Dynegy and its stockholders.  If the Blackstone transaction does not close, Dynegy believes its stockholders could lose significant value and face future dilution and further loss of investment.

For more information, please see Dynegy’s definitive proxy statement, which was filed with the
SEC on October 4, 2010; an Investor Presentation that was filed with the SEC on October 5, 2010 and an update to that Investor Presentation that was filed with the SEC on October 19, 2010; and letters to stockholders that were filed with the SEC and issued as press releases on October 6, 2010 and October 19, 2010, respectively.  Dynegy urges all Dynegy stockholders to review the definitive proxy statement and other materials as they contain important detailed information about the merger agreement and the reasons why Dynegy’s Board approved the merger agreement.

Dynegy’s Board of Directors recommends stockholders vote FOR the proposal to adopt the merger agreement with Blackstone today – by telephone, by Internet or by signing, dating and returning the Company’s WHITE proxy card.  The affirmative vote of holders of a majority of Dynegy's outstanding shares is required to approve the proposal to adopt the merger agreement.  A failure to vote will have the same effect as a vote AGAINST the proposal to adopt the merger agreement.

Stockholders who have any questions or need assistance voting their shares should contact MacKenzie Partners, Inc., Dynegy’s proxy solicitor, by calling toll−free at (800) 322-2885 or (212) 929-5500 (call collect) or by e-mailing dynegy@mackenziepartners.com.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy capacity and ancillary services in key U.S. markets. The power generation portfolio consists of approximately 12,200 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. For more information, please visit www.dynegy.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as "forward-looking statements". All statements included or incorporated by reference in this release, other than statements of historical fact, that address activities, events or developments that we or our management expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate", "estimate", "project", "forecast", "plan", "may", "will", "should", "expect" and other words of similar meaning. In particular, these include, but are not limited to, statements relating to the following: (i) the timing and anticipated benefits to be achieved through our 2010-2013 company-wide cost savings program; (ii) beliefs and assumptions relating to liquidity, available borrowing capacity and capital resources generally; (iii) expectations regarding environmental matters, including costs of compliance, availability and adequacy of emission credits, and the impact of ongoing proceedings and potential regulations or changes to current regulations, including those relating to climate change, air emissions, cooling water intake structures, coal combustion byproducts, and other laws and regulations to which we are, or could become, subject; (iv) beliefs about commodity pricing and generation volumes; (v) anticipated liquidity in the regional power and fuel markets in which we transact, including the extent to which such liquidity could be affected by poor economic and financial market conditions or new regulations and any resulting impacts on financial institutions and other current and potential counterparties; (vi) sufficiency of, access to and costs associated with coal, fuel oil and natural gas inventories and transportation thereof; (vii) beliefs and assumptions about market competition, generation capacity and regional supply and demand characteristics of the wholesale power generation market, including the potential for a market recovery over the longer term; (viii) the effectiveness of our strategies to capture opportunities presented by changes in commodity prices and to manage our exposure to energy price volatility; (ix) beliefs and assumptions about weather and general economic conditions; (x) beliefs regarding the U.S. economy, its trajectory and its impacts, as well as Dynegy’s stock price; (xi) projected operating or financial results, including anticipated cash flows from operations, revenues and profitability; (xii) beliefs and expectations regarding the Plum Point Project; (xiii) expectations regarding our revolver capacity, credit facility compliance, collateral demands, capital expenditures, interest expense and other payments; (xiv) our focus on safety and our ability to efficiently operate our assets so as to maximize our revenue generating opportunities and operating margins; (xv) beliefs about the outcome of legal, regulatory, administrative and legislative matters; (xvi) expectations and estimates regarding capital and maintenance expenditures, including the Midwest Consent Decree and its associated costs; and (xvii) uncertainties associated with the proposed merger of Dynegy and an affiliate of Blackstone (the “Merger”),  including uncertainties relating to the anticipated timing of filings and approvals relating to the Merger and the sale by an affiliate of Blackstone of certain assets to NRG Energy, Inc. (the "NRG Sale"), the outcome of legal proceedings that have been or may be instituted against Dynegy and/or others relating to the Merger and/or the NRG Sale, the expected timing of completion of the Merger and the NRG Sale, the satisfaction of the conditions to the consummation of the Merger and the NRG Sale and the ability to complete the Merger and the NRG Sale.

Any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond our control.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, Dynegy filed a definitive proxy statement with the SEC on October 4, 2010, and commenced mailing the definitive proxy statement and form of proxy to the stockholders of Dynegy. BEFORE MAKING ANY VOTING DECISION, DYNEGY'S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Dynegy’s stockholders are able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Dynegy’s stockholders are also able to obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Dynegy Inc., Attn: Corporate Secretary, 1000 Louisiana Street, Suite 5800, Houston, Texas 77002, telephone: (713) 507-6400, or from Dynegy’s website, http://www.dynegy.com.

PARTICIPANTS IN THE SOLICITATION

Dynegy and its directors and officers may be deemed to be participants in the solicitation of proxies from Dynegy’s stockholders with respect to the Merger. Information about Dynegy’s directors and executive officers and their ownership of Dynegy’s common stock is set forth in the proxy statement for Dynegy’s 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2010. Stockholders may obtain additional information regarding the interests of Dynegy and its directors and executive officers in the Merger, which may be different than those of Dynegy’s stockholders generally, by reading the definitive proxy statement filed with the SEC on October 4, 2010 and other relevant documents regarding the Merger when filed with the SEC.

CONTACT:

Media: David Byford, 713-767-5800 Judy Wilkinson / Matt Sherman Joele Frank, Wilkinson Brimmer Katcher 212-355-4449	Analysts: Laura Hrehor, 713-507-6466 Mark Harnett / Bob Marese Mackenzie Partners, Inc. 212-929-5500

1 The research analyst materials in this press release were taken from published research analyst reports. The research analysts and their respective organizations have not consented to the inclusion of materials from their research reports in these materials, and the use of materials from these research reports does not represent any recommendation by the analysts or their respective organizations as to how to vote in respect of the Merger.